                                                                   EXHIBIT 10.21

                           SOFTWARE LICENSE AGREEMENT

     This Software License Agreement ("Agreement") is entered into by and between Silicon Gaming, Inc. ("SGI"), a California corporation having a place of business at 2800 W. Bayshore Road, Palo Alto, California 94303 and Duck Corporation ("Licensor"), a Delaware corporation having a place of business at 375 Greenwhich Street, New York, New York 10013. The effective date of this Agreement shall be the date last executed below ("Effective Date").


                                    RECITALS
                                    --------

     A. Licensor has developed and owns Proprietary digital video and audio compression and decompression process generally known by the trademark TrueMotion (video) and DK3 or DK4 (audio) (the "Duck Technology").

     B. SGI desires to enter into a license agreement with Licensor for the use and utilization of Duck Technology as embodied in software described in Exhibit A ("Product Description").
- ---------

     C. SGI and Licensor have a pre-existing business relationship consisting of a three phase implementation plan; Phase 1 consisted of an evaluation by SGI of Duck Technology; Phase 2 involved the integration of Duck Technology into certain SGI demonstration products; and Phase 3 would provide for the integration of Duck Technology into certain SGI products and SGI tools ("Implementation Plan"); and

     D. SGI and Licensor acknowledge and agree that Phases 1 and 2 have been completed.

     E. In connection with completing Phase 3 of the Implementation Plan, SGI desires to obtain, and Licensor is willing to grant to SGI, rights to the use of Duck Technology.

     F. In consideration of the mutual covenants herein and for other good an valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Definitions.  For purposes of this Agreement, the following terms
          -----------
shall have the respective meanings indicated below:

          1.1  Class 1 Materials.  "Class 1 Materials" shall mean the
               -----------------
Encoder Software Source Code and documentation relating to the Encoder Software algorithms.

          1.2  Class 2 Materials.  "Class 2 Materials" shall mean the
               -----------------
Decoder Software Source Code, Software not included in the Class 1 Materials, and documentation relating to the Decoder Software algorithms.

          1.3  Documentation.  "Documentation" shall mean all installation
               -------------
guides, user guides, manuals and written instructions or materials related to the Software, Standard Releases, Standard Enhancements and Requested Enhancements, other than the documentation included in the Class 1 Materials and Class 2 Materials.

          1.4  Decoder Software.  "Decoder Software" shall mean those elements
               ----------------
of the Software (including derivatives thereof) which perform the function of decoding graphic or sound data previously encoded using the Encoder Software.

          1.5  Encoder Software.  "Encoder Software" shall mean those elements
               ----------------
of the Software (including derivatives thereof) which perform the function of encoding graphic or sound data.

          1.6  Error.  "Error" shall mean a defect in the Software, Standard
               -----
Releases or Requested Enhancements or in any way such software is used which causes such software not to function in conformance with the specifications set forth in Exhibit A (in the case of software) and the corresponding Documentation
         ---------
(in the case of Standard Releases and Requested Enhancements.)

          1.7  Object Code.  "Object Code" means that form of machine-readable
               -----------
computer software which is directly executable and which, typically, is created by assembling or compiling the Source Code of computer software.

          1.8  Requested Enhancement.  "Requested Enhancement" shall mean any
               ---------------------
feature or functionality added to the Software by Licensor at the request of SGI.

          1.9  SGI Enhancements.  "SGI Enhancements" shall mean all versions of
               ----------------
the Software Source Code as modified by SGI or some other third party under the terms of this Agreement.

          1.10 SGI Product.  "SGI Product" shall mean any SGI gaming device or
               -----------
SGI casino display device whether now existing or hereafter developed. "Gaming Device" shall mean a single physical unit containing a computer such as, but not limited to, a slot machine. "Casino Display Device" shall mean a single physical unit containing a computer installed only within a casino such as, but not limited to, an information kiosk.

          1.11 SGI Tools.  "SGI Tools" shall mean development kits, utilities,
               ---------
tools and related Documentation developed by SGI which incorporate Software Object Code, designed solely to facilitate the development of SGI Products.

          1.12 Software.  "Software" shall mean the Software licensed to SGI
               --------
under the terms of this Agreement, as described in Exhibit A.
                                                   ---------

          1.13 Source Code.  "Source Code" means that form of human or machine-
               -----------
readable computer software which is typically read and written by programmers (including the necessary build scripts and/or make files) which is converted by assembly or compilation into Object Code prior to execution by a computer.

          1.14 Standard Enhancements.  "Standard Enhancements" shall mean any
               ---------------------
change made to the Software that is part of the normal planned product improvement cycle and eventually made available by Licensor to customers through a Standard Release.

          1.15 Standard Releases.  "Standard Releases" shall mean the standard
               -----------------
form of the Software licensed by Licensor to third parties without any custom enhancements or modifications, but including all customary updates, upgrades and Standard Enhancements.

     2.   License.
          -------

          2.1  License Grants.  Licensor hereby grants to SGI:
               --------------

               2.1.1 a worldwide license to use internally, prepare derivative works based upon, reproduce and compile the Class 1 Materials delivered to SGI by Licensor for the purpose of incorporating the Class 1 Materials into SGI Tools.

               2.1.2 a worldwide license (including the right to sublicense through multiple tiers of sublicensees) to reproduce and distribute the Object Code of the derivative works created by SGI pursuant to the license grant in Paragraph 2.1.1. above for the purpose of incorporation into SGI Tools.

               2.1.3 a worldwide license to use internally, prepare derivative works based upon, reproduce and compile the Class 2 Materials delivered to SGI by Licensor for the purpose of incorporating the Class 2 Materials into SGI Tools and SGI Products.

               2.1.4 a worldwide license (including the right to sublicense through multiple tiers of sublicensees) to reproduce and distribute the Object Code of the derivative works created by SGI pursuant to the license grant in Paragraph 2.1.3. above for the purpose of incorporation into SGI Tools and SGI Products.

               2.1.5 a worldwide license to distribute the Class 2 Materials and the Documentation to regulatory agencies as necessary for SGI to acquire jurisdictional approval for SGI Products, subject to the following restrictions:
(i) the Class 2 Materials may not be distributed to any agency that does not undertake to assure the protection of the secrecy of such materials, and (ii) the Class 2 Materials may not be distributed to any agency having jurisdiction outside of the United States without the prior consent of Licensor, which shall not be unreasonably withheld.

               2.1.6 a worldwide license (including the right to sublicense through multiple tiers of sublicensees) to use internally, modify, prepare derivative works based upon, reproduce and distribute the Documentation.

          2.2  Restrictions.
               ------------

               2.2.1 Licensor shall not knowingly grant any license, or knowingly enter into any agreement to grant a license, for the use of current or future Duck Technology to Casino Data Systems for a period of two (2) years from the Effective Date of the Agreement.

               2.2.2 Any sublicense relating to the use of SGI Tools granted by SGI to a third party under Paragraph 2.1.2 of this Agreement shall strictly limit the use of SGI Tools to the development of SGI products.

     3.   Delivery and Acceptance.
          -----------------------

          3.1  Delivery.  Licensor shall deliver a master copy of the Software
               --------
("Master Copy") and any related Documentation to SGI within ten (10) days after the Effective Date.

          3.2  Acceptance.  SGI shall have ten (10) days from the date of
               ----------
delivery (the "Acceptance Period") to examine the Software to determine that the Software functions substantially in conformance with the specifications in Exhibit A. If no written rejection is received by Licensor within the
- ---------
Acceptance Period, the Master Copy shall be deemed accepted. Should the delivery of the Master Copy be rejected by SGI, Licensor shall correct the Software to function substantially in conformance with the Product Description and redeliver a corrected Master Copy within ten (10) days after receipt of the notice of rejection.

          3.3  Remedies for Further Rejection.  If SGI rejects the corrected
               ------------------------------
Master Copy, SGI may elect, in its sole and absolute discretion, to (i) terminate the Agreement and receive a refund of all fees paid by SGI to Licensor in connection with this Agreement, or (ii) require Licensor to correct, conform and redeliver the corrected Master Copy within ten (10) days of such further rejection in accordance with Paragraph 3.2 ("Acceptance") until accepted by SGI.

     4.   Warranty.  Licensor warrants that for a period (the "Warranty
          --------
Period") commencing upon acceptance by SGI of the Software and ending one year after SGI delivers its final Annual License Fee to Licensor, as described in Exhibit C, (i) the media on which Licensor delivers the Master Copy of the
- ---------
Software (including Standard Releases, Standard Enhancements and Requested Enhancements) to SGI shall be free of defects in material and workmanship, and
(ii) the Software (including Standard Releases, Standard Enhancements and Requested Enhancements) will perform in accordance with the specifications set
forth in Exhibit A.   Licensor shall replace any such defective media and/or
         ---------
correct Errors promptly following receipt of written notice from SGI of such Errors during the Warranty Period.

     5.  Standard Releases, Standard Enhancements, Requested Enhancements and
         --------------------------------------------------------------------
Support
- -------

          5.1  Standard Releases and Standard Enhancements.  Licensor shall
               -------------------------------------------
provide SGI with Software Source Code for Standard Releases and Standard Enhancements and related Documentation as they become available for use by SGI pursuant to the licenses granted in Paragraph 2.1 above, so long as SGI has paid and Licensor has accepted the Annual License Fee described in Exhibit C.
                                                              ---------
Licensor shall notify SGI of any anticipated future Standard Enhancements upon Licensor's decision to begin or proceed with development thereof and will provide such Standard Licensor's Enhancement to SGI at the earliest time a stable version of the Standard Enhancement becomes available (either through an early beta version, or part of an official Standard Release).

          5.2  Requested Enhancements.  SGI's current enhancement requests
               ----------------------
related to the Software are described in Exhibit B ("Requested Enhancement") and
                                         ---------
shall be included in the first year Annual License Fee, as defined in Exhibit C.
                                                                      ---------
If, during the term of this Agreement, SGI desires a particular new feature or enhancement to the Software (also referred to herein as a Requested Enhancement), it will notify Licensor in writing specifying the functionality and delivery schedule ("Enhancement Specifications"). Licensor shall develop and incorporate Requested Enhancements to the Software according to the Enhancement Specifications by SGI according to a schedule and for such fees as mutually agreed upon by the parties. Each Requested Enhancement shall conform to the corresponding Enhancement Specifications and be subject to acceptance pursuant to the provisions of Paragraph 3.2 and 3.3 above.

          5.3  Option Not to Provide Enhancements.  Notwithstanding the
               ----------------------------------
foregoing, Licensor may elect not to provide SGI with a Requested Enhancement described in Paragraph 5.2 while this Agreement is in effect, provided that in such event, Licensor shall provide SGI with written notice of such election. All modifications and enhancements to the Software developed by SGI or a third party paid for by SGI shall be considered SGI Enhancements and will be owned solely and exclusively by SGI, subject to Licensor's rights in the preexisting code to the Software.

          5.4  Support.  Licensor also agrees to provide SGI with source code
               -------
level support and assist SGI with the enhancement process by providing SGI with verbal and, as available, written explanations of the software architecture, algorithms and folklore and general expertise in code design and implementation. A representative of Licensor, at Licensor's expense, will meet with SGI representatives twice a year, at times and dates mutually agreed upon by both parties. Licensor's support obligations described in this Paragraph 5.4 shall continue so long as SGI has paid and Licensor has accepted the Annual License Fee described in Exhibit C.
                 ---------

     6.   License and Royalty Fees.  SGI agrees to pay Licensor the royalty
          ------------------------
fee(s) described in Exhibit C ("Fees") in accordance with the payment terms
                    ---------
therein.

     7.   Term and Termination.
          --------------------

          7.1  Term.  The initial term of this Agreement shall continue for five
               ----
(5) years from the Effective Date unless terminated in accordance with the terms hereof. Thereafter, this Agreement shall automatically be renewed on its anniversary dates for successive one (1) year terms.

          7.2  Termination.  Either party may terminate this Agreement upon
               -----------
written notice in the event of any material breach of any term or provision under this Agreement by the other party if the non-breaching party sends a written notice explaining the nature of the breach to the breaching party, which notice shall be delivered in accordance with the terms of this Agreement, and such breach is not cured within thirty (30) days after the giving of the notice of breach. In the case of a written notice relating to a material breach by either party of Paragraph 8.2 ("Non-Disclosure"), such breach must be cured within ten (10) days after the giving of the notice of breach.

          7.3  Bankruptcy.  In the event either party voluntarily files a
               ----------
petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), and such party does not within sixty (60) days of such filing affirm in writing its obligations under this Agreement to the other party, then the other party may terminate this Agreement immediately upon written notice of termination. In the event either party is placed in a receivership or reorganization proceeding or is placed in a trusteeship involving an insolvency, the other party may terminate this Agreement by giving a termination notice, which termination shall become effective ten (10) days after mailing.

          7.4  Adequate Assurance from Licensor.  If, at any time during the
               --------------------------------
term of this Agreement, SGI has a reasonable ground for insecurity with regard to the due and timely performance of the obligations of Licensor under this Agreement, SGI may require adequate assurance from Licensor of such due and timely performance. Reasonable grounds for SGI's insecurity include, but are not limited to: (i) delay or late performance by Licensor of any of its obligations herein related to Requested Enhancements, or support; (ii) a significant money judgment, writ, warrant or attachment or similar process entered or filed against Licensor, which is not fully covered by insurance;
(iii) a substantial change in the assets, liabilities, financial conditions, operations affairs or prospects of Licensor; or (iv) other impairment of the financial condition of Licensor. If Licensor does not provide such written assurance reasonably satisfactory to SGI within fifteen (15) days of SGI's demand, SGI may suspend its own performance or terminate this Agreement.

          7.5  Adequate Assurance from SGI.  If, at any time during the term of
               ---------------------------
this Agreement, Licensor has a reasonable ground for insecurity with regard to the due and timely performance of the obligations of SGI under this Agreement, Licensor may require adequate assurance from SGI of such due and timely performance. Reasonable grounds for Licensor's insecurity include, but are not limited to: (i) delay or late performance by SGI of any of its obligations herein related to payment of fees;

(ii) a significant money judgment, writ, warrant or attachment or similar process entered or filed against SGI, which is not fully covered by insurance;
(iii) a substantial change in the assets, liabilities, financial conditions, operations affairs or prospects of SGI; or (iv) other impairment of the financial condition of SGI. If SGI does not provide such written assurance reasonably satisfactory to Licensor within fifteen (15) days of Licensor's demand, Licensor may suspend its own performance or terminate this Agreement.

          7.6  Obligations Upon Termination.
               ----------------------------

               7.6.1  For Material Uncured Breach by SGI.  Upon the effective
                      ----------------------------------
date of termination of this Agreement for uncured material breach by SGI, the licenses granted hereunder with respect to Source Code shall terminate and SGI shall immediately discontinue use of the Software Source Code for the purpose of creating new SGI Products. SGI shall deliver to Licensor or destroy all Software, Master Copies and related materials in its possession furnished hereunder by Licensor, together with all copies thereof. SGI may retain a reasonable number of copies of the Software to be used solely for SGI Product support purposes. Upon termination of this Agreement pursuant to this Paragraph 7.6.1, SGI's payment obligations pursuant to Exhibit C shall continue subject to
                                             ---------
SGI's rights under the license grant set forth in Paragraphs 2 and 7.6.3 of this Agreement.

               7.6.2  For Material Uncured Breach by Licensor.  Upon the
                      ---------------------------------------
effective date of termination of this Agreement for an uncured material breach by Licensor, SGI's quarterly royalty payment obligations to Licensor described Exhibit C shall terminate. Notwithstanding the foregoing, the payments made by
- ---------
SGI as of the effective date of termination which exceed the amounts due from SGI to Licensor for copies of Software installed in SGI Products sold as of the effective termination date shall be considered a credit to SGI and refunded immediately. Conversely, all payments made by SGI to Licensor as of the effective date of termination which are less than the amounts actually due from SGI to Licensor for copies of the Software installed in SGI Products sold as of the effective termination date, shall become immediately due and payable within ninety (90) days after the effective termination date.

               7.6.3  Continued Use of Software.  Notwithstanding the
                      -------------------------
foregoing, in the event of termination by either party, SGI shall have the right to continue to use the Software in all SGI Products which contain the Software as of the effective date of termination of this Agreement. SGI shall also have the right to continue to distribute SGI Products which utilize the Software to SGI customers, subject to the per unit royalty fees described in Exhibit C.
                                                                 ---------

     8.   Protection of Proprietary Rights.
          --------------------------------

          8.1  Proprietary Rights.  Except as stated herein, this Agreement does
               ------------------
not grant SGI any rights to patents, copyrights, trade secrets, tradenames, trademarks (whether registered or unregistered) or any other proprietary rights, franchises or licenses in respect of the Software. All right, title and interest in and to the SGI Enhancements, including without limit all copyrights thereto, requested, paid for or developed by SGI shall be owned solely and exclusively by SGI, notwithstanding any bundling or other combination of such SGI Enhancements with the Software.

          8.2  Non-Disclosure.  Information that is transmitted by one party to
               --------------
the other hereunder and, if in written form, is marked "confidential" or with a similar legend by the disclosing party before being furnished to the other, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the disclosing party to the receiving party within thirty (30) days shall be deemed to be confidential information of the disclosing party for purposes of this Agreement. Not withstanding the foregoing, all Software Source Code, Software Object Code, Requested Enhancements and Documentation previously or hereafter transmitted to SGI by Licensor shall be deemed "confidential" without the necessity of any special marking. Each of the parties expressly undertakes to retain in confidence and not to disclose to any third party any such confidential information received from the other party hereunder. Each of the parties further agrees to make no use of such confidential information except as expressly permitted by this Agreement. The obligations of confidentiality and restricted use set forth in this Paragraph 8.2 ("Non-Disclosure") shall survive the expiration or any earlier termination of this Agreement.

          The confidential information of a party shall not include and the foregoing obligation shall not apply to data or information which: (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the receiving party; (ii) was known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) was disclosed after written approval of the disclosing party; (iv) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party; (v) was required to be disclosed pursuant to a requirement of a governmental agency or law so long as the recipient provides the other party with notice of such required disclosure prior to any such disclosure; (vi) is furnished to a third party by the disclosing party without an obligation of confidentiality; or (vii) was independently developed by the receiving party without the benefit of confidential information received from the disclosing party.

          8.3  Copyright Notice and Legends.  SGI will maintain in electronic
               ----------------------------
form in each copy of Software the appropriate copyright notice and proprietary data legends contained in the Master Copy of the Software as delivered by Licensor.

          8.4  Access and Control of Software.
               ------------------------------

               8.4.1  Class 1 Materials.  SGI may only disclose the Class 1
                      -----------------
Materials to the SGI employees listed on Exhibit D, attached hereto, and to
                                         ---------
other employees of SGI that have been authorized in writing by Licensor. SGI shall maintain the Class 1 Materials on-line only when necessary to rebuild or modify libraries and shall maintain the strictest file protections possible. When the Class 1 Materials are off-line, SGI shall store such materials in a secure location.

               8.4.2  Class 2 Materials.  Except as otherwise authorized by
                      -----------------
Licensor, SGI may only disclose the Class 2 Materials to employees, consultants and contractors, and SGI's present and future subsidiaries, with a need to know in order for SGI to fully exercise its rights under this Agreement. SGI may also disclose the Class 2 Materials to certain regulatory agencies as described in Paragraph 2.1.5. SGI shall maintain the Class 2 Materials in its standard source pool and use group file protections to restrict access.

               8.4.3  Documentation.  Except as otherwise authorized by
                      -------------
Licensor, SGI may only disclose the Documentation to employees, consultants and contractors, third party developers, regulatory agencies and SGI's present and future subsidiaries, with a need to know in order for SGI to fully exercise its rights under this Agreement.

     9.   LIABILITY.  EXCEPT FOR LIABILITY ARISING UNDER PARAGRAPH 10 ("TITLE
          ---------
AND INDEMNIFICATION") AND A WILLFUL AND INTENTIONAL MATERIAL BREACH OF
PARAGRAPH 2 ("LICENSE") OR PARAGRAPH 8 ("PROTECTION OF PROPRIETARY RIGHTS"), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF ANY REPRESENTATIVE OF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     10.  Title and Indemnification.
          -------------------------

          10.1  Title.  Licensor represents that it has sufficient right, title
                -----
and interest in the Software to enter into this Agreement.

          10.2  Indemnity by Licensor.  Licensor agrees at its expense to
                ---------------------
defend, indemnify and hold harmless SGI and its officers, employees, directors and agencies from and against any and all losses, damages, costs and expenses (including reasonable attorney's fees and costs) incurred in any suit, claim or proceeding brought against SGI alleging that the Software as furnished hereunder infringes any patent, trademark, copyright, trade secret, or any other intellectual property or proprietary rights of any third party; provided that SGI promptly notifies Licensor, renders reasonable assistance as required at Licensor's expense, and Licensor is permitted to direct the defense or settlement negotiations of such claim.

     11.  Miscellaneous.
          -------------

          11.1  Notices.  Any notice or reports required or permitted to be
                -------
given under this Agreement shall be given in writing and shall be delivered by personal delivery, telegram, telex, telecopier, facsimile transmission or by certified or registered mail, postage prepaid, return receipt requested, and shall be deemed given upon personal delivery, five (5) days after deposit in the mail or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the signatory of this Agreement at the address set forth at the beginning of this Agreement or such other address as either party may specify in writing.

          11.2  Export Regulations.  Neither Licensor nor SGI shall export,
                ------------------
directly or indirectly, any information acquired under this Agreement or any products utilizing any such information to any country for which the U.S. government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

          11.3  Waiver or Delay.  Any waiver of any kind or character by either
                ---------------
party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing, and shall not operate or be construed as a waiver of any subsequent breach by the other party. No failure of either party to insist upon strict compliance by the other with any obligation or provision hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms of this Agreement. Nor shall either party's delay or omission in exercising any right, power or remedy upon a breach or default by the other party impair any such right, power or remedy. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

          11.4  Survival of Obligations.  Paragraphs 4 ("Warranty"), 7 ("Term
                -----------------------
and Termination"), 8 ("Protection of Proprietary Rights"), 9 ("Liability"), 10 ("Title and Indemnification") and 11 ("Miscellaneous") shall survive any expiration or termination of this Agreement.

          11.5  Severability.  The provisions of this Agreement are severable
                ------------
and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the parties hereto. Any such invalid, illegal or unenforceable provision or portion thereof shall be changed and interpreted so as to best accomplish the objectives of such provision or portion thereof within the limits of applicable law or applicable court decisions.

          11.6  Headings.  The paragraph headings and captions of this Agreement
                --------
are included merely for convenience of reference. They are not to be considered part of, or to be used in interpreting this Agreement and in no way limit or affect any of the contents of this Agreement or its provisions.

          11.7  Governing Law.  This Agreement shall be construed in accordance
                -------------
with and all disputes hereunder shall be governed by the laws of the United States and of the State of California as applied to transactions taking place wholly within California between California residents. In the event an action is filed by Licensor in connection with this Agreement, the Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all controversies in connection herewith. In the event an action is filed by SGI in connection with this Agreement, the Supreme Court of the State of New York and/or the United States District Court for the Southern District of New York shall have jurisdiction and venue over all controversies in connection herewith. The parties exclude in its entirety the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

          11.8  Attorneys' Fees.  In any action to interpret or enforce this
                ---------------
Agreement, the prevailing party shall be awarded all court costs and reasonable attorneys' fees incurred.

          11.9  Assignment.  Neither party shall directly or indirectly sell,
                ----------
transfer, assign, convey, pledge, encumber or otherwise dispose of this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, either party may, without the prior consent of the other party, assign or transfer this Agreement as part of a corporate reorganization, consolidation, merger or sale of substantially all assets ("Reorganization") provided said entity assumes all of such party's obligations hereunder. Notwithstanding anything to the contrary in the foregoing sentence, in the event of a Reorganization of SGI with any entity Licensor reasonably determines to be a reasonable competitive threat ("Competitive Threat") to Licensor, SGI shall obtain the prior written consent of Licensor to the transfer to a Comptetitive Threat entity of SGI's rights to the source code, documentation and algorithms related to the Class 1 Materials. In order to be a Competitive Threat to Licensor, as used in this Paragraph 11.9, the transferee entity must conduct significant business in areas other than casino gaming.

          11.10 Relationship of the Parties.  Nothing contained in this
                ---------------------------
Agreement shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The relationship between the parties shall at all times be that of independent contractors. Neither party shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon either party except those expressly granted herein.

          11.11 Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.12 Entire Agreement.  This Agreement is the complete, entire,
                ----------------
final and exclusive statement of the terms and conditions of the agreement between the parties. This Agreement supersedes, and the terms of this Agreement govern, any prior or collateral agreements between the parties with respect to the subject matter hereof. This Agreement may not be modified except in a writing executed by duly authorized representatives of the parties. The terms and conditions of this Agreement shall prevail notwithstanding any variance with the terms and conditions of any purchase order or other instrument submitted by SGI.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the date(s) shown below.

LICENSOR:                             SGI:

DUCK CORPORATION                      SILICON GAMING, INC.


By: /s/ David S. Silver               By: /s/ Jeffrey Friedberg
   ---------------------------           ---------------------------

Printed: DAVID S. SILVER              Printed: Jeffrey Friedberg
        ----------------------                ----------------------

Title: CHIEF OPERATING OFFICER        Title: V.P. Engineering
      ------------------------              ------------------------

Date: June 20, 1996                   Date: 6/20/96
     -------------------------             -------------------------

                                   Exhibit A
                                   ---------

                              Product Description

     Licensor is to provide SGI with the latest copies of Source Code (and when available Object Code and Documentation) for Licensor software components that support "Audio/Video Compression and Decompression." This includes all software libraries, tools, and related code fragments (no specific platform) that support the encoding and decoding of Duck Audio, TrueMotion Linear Video and Video Sprites.

     As part of the initial Master Copy, Licensor will deliver to SGI Class 1 Materials, Class 2 Materials, and related Documentation for:

     1. the software delivered to SGI in connection with Phase 1 and Phase 2 of the Implementation Plan (this includes the UNIX version encoder);

     2.   the Duck SDK (Software Developers Kit) for Windows 95;

     3. example application(s) or code fragments that demonstrate AVI file manipulation;

     4. example application(s) that demonstrate multi-stream Audio/Video Decompression; and

     5. example application(s) that demonstrate 30 HZ decompression of CDROM based compressed Audio/Video media.

     Future updates from the Licensor will include any enhancements to the above items (e.g. optimizations for MMX) and, at the Licensor's discretion, other software components that will aid the development of SGI Products and SGI Tools.

     SGI acknowledges that Licensor has been developing the following two new technologies that are to be excluded from this product description: Comprending (which manipulates textures in 3D space) and Real Time video compression.

                                   Exhibit B
                                   ---------

                             Requested Enhancement

The following is the list of Requested Enhancements that the Licensor will deliver to SGI as part of the first year Annual License fee:

     1. Provide Encoder Software that accepts 32 bit RGBA and generates 16 bit Compressed Sprites with Alpha. Port Encoder to Silicon Graphics UNIX. Delivery within 2 weeks of Effective Date.

     2. Provide Decoder Software that accepts 16 bit compressed Sprites with Alpha, and blends them into a 24 bit RGB frame buffer. Delivery within 4 weeks of Effective Date.

     3. Provide Decoder Software that accepts 16 bit compressed Sprites with Alpha, and blends them into a 16 bit RGB frame buffer. Delivery within 2 weeks of Effective Date.

     4. Add simple rectangle clipping to Linear Video and Sprite Decoder Software. Delivery within 3 weeks of Effective Date.

     5. Support Interframe for Linear Video. Delivery within 4 weeks of Effective Date.

     6. Support 2x2, 2x4, 4x2, and 4x4 color sampling for all formats. Delivery within 4 weeks of Effective Date.

     7. Optimize/Tune Decoder Software for pSOS CPU (best effort). Delivery within 4 weeks of Effective Date.

     8. Port Encoder Software (Linear Video and Video Sprites) to Silicon Graphics UNIX, Intel, UNIX, Windows, and Mac (in this order). Delivery within 4 weeks of Effective Date.

     9. Port Decoder Software (Linear Video and Video Sprites) to pSOS, Silicon Graphics UNIX, Intel UNIX, Windows, and Mac (in this order) using the portable code base. Delivery within 4 weeks of Effective Date. Optimizations to be delivered if and when they become available.

     10. Provide CODEC for QuickTime. Delivery whenever stable version is available.

     11. Provide CODEC for VFW (Active Movie). Delivery whenever stable version is available.

                                   Exhibit C
                                   ---------

                                     Fees
Annual Source Code License Fee
- ------------------------------

     SGI shall pay Licensor the following annual license fees (the "Annual License Fee") for a minimum of three (3) years from the Effective Date of this Agreement, unless earlier terminated under Paragraph 7.6.2 of this Agreement:

     First Annual License Fee:  The License Fee for the first year of the
     ------------------------
Agreement shall be One Hundred Thousand Dollars ($100,000). SGI shall receive a credit against such first year License Fee in the amount of Thirty Five Thousand Dollars ($35,000) for prior payments made by SGI to Licensor in connection with Phases 1 and 2 of the Implementation Plan. SGI shall pay Licensor Sixty Five Thousand Dollars ($65,000) on the Effective Date of this Agreement for the remainder of the first year License Fee.

     Subsequent Annual License Fees:  The Annual License Fee for the second
     ------------------------------
and third year of the Agreement and any year thereafter for which SGI elects to pay the Annual License Fee, shall be Fifty Thousand Dollars ($50,000) per year payable within thirty (30) days of the Anniversary date of this Agreement. Licensor shall not be obligated to accept the Annual License Fee after the third year.

Royalty Fees
- ------------

     SGI shall pay Licensor royalty payments according to the following terms:

     Royalty Fee Per SGI Unit:  The term "SGI Unit" as used in this Exhibit C
     ------------------------                                       ---------
shall mean each SGI Product that incorporates and utilizes the Software and is sold to an SGI customer. SGI shall pay Licensor a royalty fee ("Royalty Fee") of Twenty Dollars ($20) per SGI Unit for the first fifteen thousand (15,000) SGI Units and Ten Dollars ($10) per SGI Unit for every unit thereafter. Any Royalty Fees that are not covered by Prepaid Royalties, as described below, shall be due and payable by SGI to Licensor in quarterly installments within forty-five (45) days after the end of each calendar quarter for sales of SGI units such quarter.

     First Prepaid Royalties: SGI shall deliver to Licensor a prepaid
     -----------------------
royalty fee ("Prepaid Royalties") in the amount of One Hundred Thousand Dollars ($100,000) according to the following schedule: Fifty Thousand Dollars ($50,000) to be paid ninety (90) days from the Effective Date and Fifty Thousand Dollars ($50,000) to be paid one hundred and eight (180) days from the Effective Date. The Prepaid Royalties shall be applied to the Royalty Fees to be paid to Licensor as described above.

     Subsequent Prepaid Royalties: SGI shall deliver to Licensor on each
     ----------------------------
anniversary date of the Effective Date of this Agreement Prepaid Royalties in the amount of Twenty Five Thousand Dollars ($25,000). SGI's obligation to pay Prepaid Royalties to Licensor shall terminate once SGI has paid Licensor a total of Three Hundred Thousand Dollars ($300,000) in royalty payments.

                                   EXHIBIT D
                                   ---------

           SGI EMPLOYEES WITH AUTHORIZED ACCESS TO CLASS 1 MATERIALS


           Jeff Friedberg

           Clayton Wishoff

           Tim Kay

           John Kelly